Exhibit (c) (5)

Project Care

Discussion Materials

January 27, 2013

PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY

TABLE OF CONTENTS

I. Offer and Process Update 2 II. Update on Public Market Performance 5 III. Historical and Projected Financial Performance 12 IV. Valuation Analysis 18 Appendix A. Selected Additional Financial Information 31 Appendix B. Selected Additional Trading Information 33 Appendix C. Selected Additional Valuation Information 36 Appendix D. Overview of Initial Weiss Family Proposal – 12/5/12 43

I. OFFER AND PROCESS UPDATE

# OVERVIEW OF PROPOSALS

PETER J SOLOMON COMPANY

*(Amounts in Millions, except per share data)*

- The Weiss Family submitted an updated proposal dated 1/17/13, increasing its proposed purchase price to $17.50 per share
  - **Offer represents a $0.32 per share, or 1.9%, increase from 9/25/12, offer price of $17.18**
  - **Family stated that it does "not intend to further increase the price of its offer"**
  - **As stated in proposed contract, offer prohibits payment of dividends (currently $0.15/share) between signing and closing; 2 quarters of missed dividends equal to ~$0.30/share of value**
- The Family states that it has "commitments for over $700 million of bank financing" and the remaining financing for the transaction will be available in the near future; contract indicates financing package will include senior debt and mezzanine debt tranches
- Weiss Family maintains position that it has "no intention to sell all or any significant portion of its shares"

| 9/25/12 Offer | |
|---|---|
| **Offer Price** | **$17.18** |
| *% Premium to Unaffected Share Price ($14.34) on 9/25/12* | 19.8% |
| *% Premium to 30 Day Prior ($14.30) to 9/25/12* | 20.1% |
| Shares Outstanding (a) | 32.8 |
| **Implied Equity Value** | **$563.5** |
| Add: Debt (8/24/12) | 280.2 |
| Less: Cash (8/24/12) | (61.7) |
| Net Debt | 218.4 |
| **Implied Enterprise Value** | **$781.9** |
| Implied Trailing Adjusted EBITDA Multiple | 4.2 x |
| Implied FY2013E Adjusted EBITDA Multiple | 4.0 x |
| **LTM EBITDA For Period Ending 8/24/12** | **$187.9** |
| **FY13E EBITDA as of 12/7/12 Board Meeting** | **196.1** |

| 1/17/13 Offer | |
|---|---|
| **Offer Price** | **$17.50** |
| *% Premium to Initial Bid of $17.18* | 1.9% |
| *% Premium to Share Price ($14.34) on 9/25/12* | 22.0% |
| *% Premium to 30 Day Prior ($14.30) to 9/25/12* | 22.4% |
| Shares Outstanding (a) | 32.8 |
| **Implied Equity Value** | **$574.1** |
| Add: Debt (11/23/12) | 356.8 |
| Less: Cash (11/23/12) | (63.3) |
| Net Debt | 293.5 |
| **Implied Enterprise Value** | **$867.6** |
| Implied Trailing Adjusted EBITDA Multiple | 5.3 x |
| Implied FY2013E Adjusted EBITDA Multiple | 4.4 x |
| **LTM EBITDA For Period Ending 11/23/12** | **$164.1** |
| **FY13E EBITDA (current estimate)** | **195.6** |

(a) Assumes restricted stock and performance shares as of October 1, 2012, vest in change of control.

3

# INVESTOR COMMENTARY ON OFFERS

PETER J SOLOMON COMPANY

***Recently received feedback from current shareholders representing ~7.6% of total shares outstanding (~8.3% of unaffiliated shares)***

| Investor | Date | Shares Owned | Investor Commentary |
|---|---|---|---|
| **TowerView**<br><br>(private equity firm specializing in LBOs of middle-market companies in partnership with company management) | Letters received on 11/30/12 and 1/18/13 | 1.45M shares<br>• 5.0% of Class A<br>• 4.6% of total shares<br>• Owner since March 2006 | • 11/30/12: **TowerView does not believe that it is in the shareholders' best interest for Weiss Family to take company private at the offer price of $17.18**<br>– "The Family should give Special Committee the right to commit and sell their ownership in Company if an outside party is willing to pay at least 1 cent more for all shares than an agreed upon deal with the Family"<br>• 1/18/13: **"New proposal continues to grossly undervalue the equity of American Greetings"**<br>– Family is "using coercive tactics to the detriment of all other owners"<br>– Special Committee should instead pursue leveraged recapitalization of the Company<br>➢ Recapitalization would "effectively pay all shareholders $10 per share in cash and distribute a further $5 per share in market value of a new issue of preferred stock"<br>– Special Committee should also "level the playing field for all shareholders by declaring a stock dividend of 0.4 shares of Class B Common stock for all shareholders"→ reduce voting power of Weiss Family from approximately 50% to nearly 20% |
| **Carlson Capital**<br><br>(employs multi-strategy approach including risk arbitrage, convertible arbitrage and relative value arbitrage) | Letter received on 1/18/13 and various calls with PJSC | 396,000 shares[a]<br>• 1.4% of Class A<br>• 1.3% of total shares<br>• Ownership acquired during quarter ended September 30, 2012 | • Carlson Capital believes company will have a greater chance of success in context of private ownership<br>• Long term investments such as Cardstore.com and Clinton require trade-offs that seem ill-suited for public markets<br>• Weiss Family's voting control and its unwillingness to sell makes it difficult to extract higher premium<br>• If Weiss Family is unwilling to improve offer, **Carlson Capital would unequivocally prefer existing $17.50 per share offer to no deal at all**<br>• **Believe it is now time to conclude negotiations and present an offer to public shareholders**<br>• **Would prefer Committee put the offer to shareholder vote with no recommendation than to decline the offer** |
| **Pentwater Capital Management**<br><br>(employs merger arbitrage, long/short and event-driven strategies) | Called Sullivan & Cromwell on 1/18/13 | 550,000 shares[a]<br>• 1.9% of Class A<br>• 1.7% of total shares<br>• Ownership acquired during quarter ended September 30, 2012 | • If it is best and final offer, **Pentwater wants Special Committee to either recommend deal or if Special Committee cannot endorse, send it to the stockholders and let stockholders decide for themselves**<br>• In light of long-term issues with fundamentals of the business, particularly in the U.K., **Pentwater views $17.50 as a "reasonable premium" and thinks it would take several years for stock price to get up to that level absent a deal**<br>• Would prefer a deal sooner rather than later |
| **Alan Doft**<br><br>(President of Doft & Company) | Called Steve Smith on 1/23/13 | N/A | • Has close ties with the Weiss Family and Care (parents were early investors in the stock)<br>• Surprised that neither the Special Committee nor the Board of Directors have issued a public statement<br>• Interested in talking to the Weiss Family but not to any of the advisors or the Special Committee<br>• **Doft wants the transaction to close; thought bid represented an appropriate offer** |
| **PineKnot Capital Management** | Email sent to Care's Investor Relations on 10/16/12 | N/A | • **Does not believe it is in the shareholders' interest to sell their ownership rights to the Weiss Family**<br>• **Instead, the Special Committee would better serve shareholders by:**<br>– "rejecting the offer and allowing the company to operate, releasing free cash flow to equity in excess of positive NPV projects' funding needs"<br>– "Soliciting a higher bid from management or an interested third party" |

(a) Share count as reported by investor.

4

II. UPDATE ON PUBLIC MARKET PERFORMANCE

RELATIVE STOCK PRICE CHART OVER THE LAST TWO YEARS

Relative Closing Stock Price Performance

Social S&P Print Care Expression Directories SmallCap 600 Media 1 Month (4%) 3% 23% 7% 8% Since 9/25/12 12% (42%) 51% 8% (0%) 3 Month (7%) (23%) 61% 11% (1%) 6 Month 26% (40%) 66% 17% 10% 1 Year 13% (47%) (25%) 15% 13% 2 Year (28%) (10%) (69%) 22% (34%)

            Source: Capital IQ as of January 24, 2013, market cap weighted.

Note: Social Expression includes CSS Industries, Blyth, 1-800-Flowers.com and CafePress. Directories include PagesJaunes Groupe, Eniro AB, DexOne Corporation and SuperMedia. Print Media includes Scholastic, R.R. Donnelly and Quad/Graphics

STOCK PRICE – SINCE TWO YEARS PRIOR TO OFFER

Closing Stock Price History

Pre-9/25/13 Offer $17.50 Offer Price As Unaffected Price Premium / (Discount) 1 Day Prior $14.34 22.0% 5 Day Average 14.88 17.6% 10 Day Average 15.40 13.6% 20 Day Average 15.12 15.7% 30 Day Average 14.80 18.3%

Source: Public sources. Stock price chart as of January 24, 2013.

STOCK PRICE – BETWEEN THE ORIGINAL AND REVISED OFFER

Trading Data (9/26/12—1/17/13) Stock Price Volume

High $17.38 2,690.2 Low 15.48 71.6 Mean 16.96 430.6 Median 17.01 333.3

Stock price chart as of January 24, 2013. Low excludes pre-offer closing price on September 25, 2012.

JANUARY 17, 2013 – TRADING VOLUME & PRICES

The intra-day price change from low to high on 1/17/13 was 5.7 standard deviations away from the mean change, and the trading volume on 1/17/13 was 65% higher than the average daily trading volume during the period from the original offer date (9/25/12) to the revised offer date (1/17/13)

Source: Capital IQ.

Note: Share price represents price at the first minute of the time frame.

(a)	Intraday high of $16.41 occurred at 9:53AM and intraday low of $15.06 occurred at 2:36PM.

SHARES TRADED AT VARIOUS PRICES

• 97% of shares traded below $17.50 revised offer price over the one-year prior to 9/25/12 offer

• No shares have traded above $16.88 since the revised offer of $17.50

(Period ending September 25, 2012, except for “Since 9/25 Offer of $17.18” chart)

2-Year 1-Year 180-Days

Avg. Daily Trading Vol. (000s) 409.3 Avg. Daily Trading Vol. (000s) 535.8 Avg. Daily Trading Vol. (000s) 474.3 Average Price: $18.48 Average Price: $15.06 Average Price: $14.44

90-Days 30-Days Since 9/25 Offer of $17.18 (81 Days)

Avg. Daily Trading Vol. (000s) 430.0

Avg. Daily Trading Vol. (000s) 361.5 Avg. Daily Trading Vol. (000s) 328.0 Average Price: $16.92 Average Price: $14.15 Average Price: $15.08 Total # of Shares Traded (mm) 34.8 % of Total Shares 102.7%

4	10 % of Public Float 114.5%

Source: Capital IQ as of January 24, 2013.

DAILY TRADING RANGE – SINCE 9/25/12

As of 1/24/13 closing price of $15.99, the implied annualized IRR between $15.99 and $17.50 equals ~44% assuming a close in 3 months

Date Open Close High Low Volume (000s) Date Open Close High Low Volume (000s) 9/25/12 $14.85 $14.34 $15.00 $14.31 437 11/26/12 17.05 17.13 17.13 16.80 196 9/26/12 14.34 16.82 17.10 16.15 2,690 11/27/12 17.13 17.10 17.15 17.00 445 9/27/12 16.82 17.01 17.09 16.72 1,368 11/28/12 17.10 17.16 17.16 17.10 170 9/28/12 17.01 16.80 17.05 16.64 1,617 11/29/12 17.16 17.20 17.31 17.00 255 10/1/12 16.80 16.78 16.96 16.64 701 11/30/12 17.20 17.24 17.42 17.20 293 10/2/12 16.78 16.72 16.83 16.69 499 12/3/12 17.24 17.22 17.29 17.08 440 10/3/12 16.72 16.75 16.86 16.70 383 12/4/12 17.22 17.15 17.25 17.04 364 10/4/12 16.75 16.84 16.95 16.75 581 12/5/12 17.15 16.89 17.23 16.87 333 10/5/12 16.84 16.76 16.92 16.74 395 12/6/12 16.89 16.56 17.22 16.51 271 10/8/12 16.76 16.82 16.85 16.73 630 12/7/12 16.56 17.14 17.27 16.63 843 10/9/12 16.82 16.90 16.94 16.77 368 12/10/12 17.14 17.31 17.37 17.07 525 10/10/12 16.90 16.93 17.09 16.85 638 12/11/12 17.31 17.38 17.46 17.23 598 10/11/12 16.93 17.00 17.08 16.96 898 12/12/12 17.38 17.21 17.49 17.15 298 10/12/12 17.00 17.05 17.09 16.90 329 12/13/12 17.21 17.20 17.39 17.14 177 10/15/12 17.05 17.06 17.11 17.02 245 12/14/12 17.20 17.21 17.33 17.11 282 10/16/12 17.06 17.03 17.44 17.03 543 12/17/12 17.21 17.26 17.35 17.08 233 10/17/12 17.03 17.01 17.18 17.00 591 12/18/12 17.26 17.26 17.34 17.17 159 10/18/12 17.01 17.06 17.09 17.00 401 12/19/12 17.26 17.20 17.30 17.06 241 10/19/12 17.06 16.99 17.08 16.97 466 12/20/12 17.20 16.98 17.14 16.50 947 10/22/12 16.99 17.07 17.10 17.00 394 12/21/12 16.98 16.85 17.14 16.82 902 10/23/12 17.07 17.10 17.15 17.00 388 12/24/12 16.85 16.66 16.88 16.57 336 10/24/12 17.10 17.15 17.18 17.01 167 12/26/12 16.66 16.66 16.90 16.60 353 10/25/12 17.15 17.19 17.20 17.07 193 12/27/12 16.66 16.86 16.88 16.61 346 10/26/12 17.19 17.15 17.25 17.05 295 12/28/12 16.86 16.78 16.94 16.64 133 10/31/12 17.15 17.17 17.18 17.05 448 12/31/12 16.78 16.89 17.03 16.70 349 11/1/12 17.17 17.29 17.36 17.02 814 1/2/13 16.89 16.94 17.09 16.81 246 11/2/12 17.29 17.12 17.36 17.10 175 1/3/13 16.94 16.95 17.02 16.88 252 11/5/12 17.12 17.17 17.31 17.12 189 1/4/13 16.95 16.93 17.10 16.93 213 11/6/12 17.17 17.21 17.27 17.15 181 1/7/13 16.93 16.67 16.99 16.60 181 11/7/12 17.21 17.10 17.30 17.03 312 1/8/13 16.67 16.63 16.81 16.60 226 11/8/12 17.10 17.01 17.18 17.01 362 1/9/13 16.63 16.56 16.76 16.51 215 11/9/12 17.01 17.02 17.15 16.94 289 1/10/13 16.56 16.56 16.76 16.48 158 11/12/12 17.02 17.06 17.15 16.99 288 1/11/13 16.56 16.85 16.87 16.50 167 11/13/12 17.06 17.06 17.12 17.00 388 1/14/13 16.85 16.90 16.98 16.78 199 11/14/12 17.06 16.95 17.23 16.80 999 1/15/13 16.90 16.54 16.84 16.50 244 11/15/12 16.95 16.95 17.08 16.75 345 1/16/13 16.54 16.30 16.56 16.19 371 11/16/12 16.95 16.90 17.06 16.85 327 1/17/13 16.30 15.48 16.41 15.06 709 11/19/12 16.90 17.05 17.09 16.90 172 1/18/13 15.48 16.29 16.88 16.13 706 11/20/12 17.05 17.10 17.19 16.90 164 1/22/13 16.29 15.94 16.24 15.79 347 11/21/12 17.10 17.13 17.18 16.94 183 1/23/13 15.94 15.90 15.99 15.83 380 11/23/12 17.13 17.05 17.14 16.94 72 1/24/13 15.90 15.99 16.00 15.81 237

Source: Capital IQ.

III. HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE

EVOLUTION OF SELECTED KEY METRICS

FY13E (As Presented At Special Committee LTM Meetings on Dates Below)

08/24/12 11/23/12 12/28/12 10/26/12 11/19/12 12/07/12 01/27/13 Revenue $1,708.2 $1,750.0 NA $1,830.2 $1,840.6 $1,840.6 $1,840.6 EBITDA 187.9 164.1 NA 182.8 183.5 196.1 195.6 Debt 280.2 356.8 $365.2 245.2 245.2 245.2 245.2 Cash 61.7 63.3 61.6 62.1 61.9 39.3 39.3 Net Debt 218.4 293.5 303.6 183.1 183.3 205.8 205.8

ADJUSTED EBITDA BRIDGE OVER TIME

Source: Care Treasury Model.

(a)	Adjustment to correct expenses in prior years; aggregate amount of adjustment captured in FY13.

PETER J SOLOMON COMPANY

# ADJUSTED EBITDA BRIDGE

| *(Dollars in Millions)* | Fiscal Year Ended February 28, 2010 | 2011 | 2012 | LTM Nov-12 | FYE 2/28, 2013 | |
|---|---|---|---|---|---|---|
| Operating Income | $139.1 | $174.7 | $149.6 | $48.7 | $79.1 | |
| Depreciation & Amortization | 45.2 | 41.0 | 39.2 | 42.3 | 45.5 | |
| **Unadjusted EBITDA** | **$184.3** | **$215.8** | **$188.8** | **$91.0** | **$124.6** | |
| Charges Associated With Clinton Cards | -- | -- | -- | 35.2 | 36.5 | Impairments, debt expense and fees |
| Party Goods Transaction | (18.4) | -- | -- | -- | -- | Gain on sale |
| Mexico Shutdown | 18.2 | -- | -- | -- | -- | Closing of Carlton Mexico |
| Retail Disposition | 29.2 | -- | -- | -- | -- | Sales of stores to Schurman |
| RPG Transaction Costs | -- | 10.3 | -- | -- | -- | Fees associated with purchase of RPG |
| Lawsuit | 24.0 | -- | -- | -- | -- | Settlement of a RPG lawsuit |
| Goodwill and Other Intangibles Impairment | -- | 0.3 | 27.2 | 27.2 | -- | Related to NAGCD, UK and Interactive |
| Gain from Sale of Intellectual Property | -- | -- | (4.5) | -- | -- | Sold certain minor character properties |
| Gain from Liquidation of Business in France | (3.3) | -- | -- | -- | -- | Currency translation adjustment from sale |
| Loss on Sale of WHQ | -- | -- | -- | -- | 21.4 | Estimated loss on sale of WHQ |
| Voluntary Compliance Program (a) | -- | -- | -- | -- | 0.9 | Related to prior years' underexpensing catch up |
| Webshots | (1.7) | (0.7) | 2.4 | (0.1) | (2.3) | Pro forma adjustment for sale of Webshots |
| Properties Licensing Termination Expense | -- | -- | -- | 2.1 | 2.1 | Termination of Certain Agency Agreements |
| Proposed Going Private Transaction Costs | -- | -- | -- | 2.0 | 3.2 | Current process costs |
| Scan-Based Trading | 1.5 | 5.7 | 6.8 | 6.8 | 9.2 | Impact of scan-based trading conversions |
| Total Adjustment | $49.5 | $15.6 | $31.9 | $73.2 | $71.0 | |
| **Adjusted EBITDA** | **$233.8** | **$231.4** | **$220.7** | **$164.1** | **$195.6** | |
| **Adjusted EBIT** | **188.6** | **190.3** | **181.4** | **121.8** | **150.1** | |
| Total Adjustments as % of Adjusted EBITDA | 21.2% | 6.7% | 14.4% | 44.6% | 36.3% | |

Source: FY10 – FY12 and LTM based on public filings; FY2013 based on Care Treasury Model.
(a) Adjustment to correct expenses in prior years; aggregate amount of adjustment captured in FY13.

15

CARE CONSOLIDATED FINANCIAL SNAPSHOT

(Dollars in Millions)

Total Revenue

Adjusted EBIT and EBITDA

Source: Public filings and Care Management Treasury Model.

CARE CONSOLIDATED FINANCIAL SNAPSHOT

(Dollars in Millions)

Capital Expenditures (a)

Free Cash Flow (a) (b)

Source: Public filings and Care Management Treasury Model.

(a) Excludes benefits of anticipated tax incentives related to new WHQ. (b) Defined as Cash Flow from Operations less Capital Expenditures.

IV. VALUATION ANALYSIS

SUMMARY VALUATION ANALYSIS

Comparable Companies

LTM EBITDA $6.

2013E EBITDA

20%—30% Premium to Comps

LTM EBITDA

2013E EBITDA

20%-30% Premium to Unaffected Price

Present Value of Future Share Price @ 3.0x

Present Value of Future Share Price @ 4.0x

DCF DCF Sensitivity Sum of the Parts

LBO 3.0x Leverage Sensitivity to LBO

$8.00/Share Levered Recap

Assumptions

3.0x – 4.0x Multiple based on $164mm LTM 11/23/12 EBITDA and net debt of $294mm

3.0x – 4.0x Multiple based on $195.6mm 2013E EBITDA and net debt of $206mm

20%-30% premium based on premiums paid analysis

20%-30% premium based on premiums paid analysis

Unaffected price of $14.34 as of 9/25/12

FY14E-FY18E future share prices at 3.0x EBITDA multiple, discounted at 12.5% cost of equity FY14E-FY18E future share prices at 4.0x EBITDA multiple, discounted at 12.5% cost of equity

3.0x – 4.0x terminal multiple and 10%—12% WACC

(1.25%) – (5.00%) revenue growth and 0.00% – (1.00%) incremental EBIT margin at 3.5x terminal multiple and 11.0% WACC

Targets 20%-25% IRR with 3.0x – 4.0x exit multiple (1.25%) – (5.00%) revenue growth and 0.00% – (1.00%) at 3.0x leverage, 4.0x exit and 20% IRR target

3.0x – 4.0x multiple from FY14E – FY18E, discounted at 12.5% cost of equity

CARE HISTORICAL EV/ LTM EBITDA – FROM TWO YEARS PRIOR TO OFFER

Mean (a) Median (a) 30 Days 3.2 x 3.2 x 60 Days 3.1 x 3.1 x 90 Days 3.1 x 3.1 x 6 Months 3.0 x 3.0 x 12 Months 3.1 x 3.1 x 18 Months 3.4 x 3.3 x 24 Months 3.5 x 3.5 x

LTM EBITDA decreased 13% at Q3 earnings announcement

            Source: Capital IQ. Capital IQ calculation of enterprise value does include restricted stock or performance shares and may have different adjustments for EBITDA than those used in other analyses in this presentation. Data as of January 24, 2013.

(a)	Statistics are only for pre-offer time period.

# VALUATION MATRIX

PETER J SOLOMON COMPANY

*(Amounts in Millions, except per share data)*

| Share Price | | Market Cap (e) | Enterprise Value (f) | EV / LTM Total Revenue $1,750 | EV / LTM Adj. EBITDA $164 | EV / FY2013E Adj. EBITDA $196 | Enterprise Value (g) | EV / FY2013E Adj. EBITDA $196 |
|---|---|---|---|---|---|---|---|---|
| | | | LTM (11/23/12) Net Debt of $293.5mm | | | | 2013E Net Debt of $205.8mm | |
| $13.00 | | $425.2 | $718.7 | 0.4 x | 4.4 x | 3.7 x | $631.0 | 3.2 x |
| 14.34 | (a) | 469.5 | 763.0 | 0.4 x | 4.6 x | 3.9 x | 675.3 | 3.5 x |
| 15.00 | | 491.3 | 784.9 | 0.4 x | 4.8 x | 4.0 x | 697.2 | 3.6 x |
| 15.99 | (b) | 524.1 | 817.6 | 0.5 x | 5.0 x | 4.2 x | 729.9 | 3.7 x |
| 16.00 | | 524.4 | 818.0 | 0.5 x | 5.0 x | 4.2 x | 730.3 | 3.7 x |
| 17.18 | (c) | 563.5 | 857.0 | 0.5 x | 5.2 x | 4.4 x | 769.3 | 3.9 x |
| 17.50 | (d) | 574.1 | 867.6 | 0.5 x | 5.3 x | 4.4 x | 779.9 | 4.0 x |
| 18.00 | | 590.6 | 884.2 | 0.5 x | 5.4 x | 4.5 x | 796.5 | 4.1 x |
| 19.00 | | 624.1 | 917.6 | 0.5 x | 5.6 x | 4.7 x | 829.9 | 4.2 x |
| 20.00 | | 657.6 | 951.1 | 0.5 x | 5.8 x | 4.9 x | 863.4 | 4.4 x |
| 21.00 | | 691.2 | 984.8 | 0.6 x | 6.0 x | 5.0 x | 897.1 | 4.6 x |
| 22.00 | | 725.1 | 1,018.6 | 0.6 x | 6.2 x | 5.2 x | 930.9 | 4.8 x |
| 23.00 | | 759.2 | 1,052.7 | 0.6 x | 6.4 x | 5.4 x | 965.0 | 4.9 x |
| 24.00 | | 793.8 | 1,087.3 | 0.6 x | 6.6 x | 5.6 x | 999.6 | 5.1 x |
| 25.00 | | 828.8 | 1,122.3 | 0.6 x | 6.8 x | 5.7 x | 1,034.6 | 5.3 x |

(a) Unaffected closing share price on September 25, 2012.
(b) Closing share price on January 24, 2013.
(c) Original offer price on September 25, 2012.
(d) Offer price on January 17, 2013.
(e) Assumes restricted stock and performance shares vest in change of control.
(f) Net debt of $293.5mm represents total debt of $356.8mm less cash of $63.3mm as of November 23, 2012.
(g) Net debt of $205.8mm represents total debt of $245.2mm less cash of $39.3mm estimated as of February 28, 2013.

21

IMPLIED SHARE PRICES – ILLUSTRATIVE EBITDA LEVELS AND TRADING MULTIPLES

(Amounts in Millions, except per share data)

Based on Net Debt of $293.5mm at November 23, 2012 (a)

Illustrative EBITDA $14.90 $150 $175 $200 $225 $250 2.50 x $2.51 $4.43 $6.35 $8.26 $10.16 Multiple 2.75 x 3.66 5.77 7.88 9.97 12.05 3.00 x 4.81 7.12 9.40 11.68 13.95 EBITDA 3.25 x 5.96 8.45 10.92 13.38 15.83 3.50 x 7.12 9.78 12.43 15.08 17.72 / 3.75 x 8.26 11.11 13.95 16.78 19.59 EV 4.00 x 9.40 12.43 15.46 18.47 21.45 ive rat 4.25 x 10.54 13.76 16.97 20.15 23.28 Illust 4.50 x 11.68 15.08 18.47 21.82 25.07 4.75 x 12.81 16.40 19.97 23.46 26.79 5.00 x 13.95 17.72 21.45 25.07 28.48

Based on Net Debt of $205.8mm at February 28, 2013 (b)

Illustrative EBITDA $14.62 $150 $175 $200 $225 $250 2.50 x $5.20 $7.12 $9.03 $10.92 $12.82 Multiple 2.75 x 6.36 8.46 10.55 12.63 14.71 3.00 x 7.51 9.79 12.06 14.33 16.60 EBITDA 3.25 x 8.65 11.11 13.57 16.03 18.48 3.50 x 9.79 12.44 15.08 17.73 20.35 / 3.75 x 10.92 13.76 16.60 19.41 22.19 EV 4.00 x 12.06 15.08 18.11 21.08 24.01 ive rat 4.25 x 13.20 16.41 19.60 22.75 25.77 Illust 4.50 x 14.33 17.73 21.08 24.37 27.47 4.75 x 15.46 19.04 22.56 25.94 29.17 5.00 x 16.60 20.35 24.01 27.47 30.87

            (a) Net debt of $293.5mm represents total debt of $356.8mm less cash of $63.3mm as of November 23, 2012.

(b) Net debt of $205.8mm represents total debt of $245.2mm less cash of $39.3mm estimated as of February 28, 2013. Note: Share count includes restricted stock and performance shares.

IMPLIED SHARE PRICES AT VARIOUS PREMIA

Illustrative Share Prices Benchmarked to 9/25/12—Date of First Offer

30-Day Prior 1-Day Prior 30-Day Average 60-Day Average 90-Day Average 180-Day Average 1 Year Average $14.30 $14.34 $14.80 $14.31 $14.15 $14.44 $15.08 10% $15.73 $15.77 $16.28 $15.74 $15.57 $15.88 $16.59 20% 17.16 17.21 17.76 17.17 16.98 17.33 18.10

Premium

30% 18.59 18.64 19.24 18.60 18.40 18.77 19.60 40% 20.02 20.08 20.72 20.03 19.81 20.22 21.11 50% 21.45 21.51 22.20 21.47 21.23 21.66 22.62

Note: Historical stock prices represent market close values.

# SELECTED PUBLIC TRADING MULTIPLES

PETER J SOLOMON COMPANY


Social Expression
Print Media
Directories
Licensing
EV / LTM EBITDA Multiples
Core Business Comps
Soc. Exp. Median: 4.2x
Print Media Median: 4.1x
Other Related Sector
Directories Median: 3.9x
Other Related Business Segment
Licensing Median: 9.5x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
--
Care
3.7 x
5.0 x
7.6 x
5.1 x
3.3 x
2.8 x
4.1 x
4.1 x
3.8 x
5.2 x
4.3 x
3.5 x
2.5 x
9.7 x
9.5 x
7.7 x
NM
Unaffected
Current
FLWS
CSS
PRSS
BTH
RRD
QUAD
SCHL
PAJ
ENRO
DEXO
SPMD
CHKE
ICON
MDP
MSO


EV / CY2012E EBITDA Multiples
Core Business Comps
Soc. Exp. Median: 4.9x
Print Media Median: 4.2x
Other Related Sector
Directories Median: 4.8x
Other Related Business Segment
Licensing Median: 8.6x
8.0 x
4.0 x
--
Care
3.5 x
4.2 x
6.9 x
NM
2.9 x
NM
4.2 x
4.2 x
NM
5.2 x
4.3 x
NM
NM
NM
9.8 x
7.3 x
NM
Unaffected
Current
FLWS
CSS
PRSS
BTH
RRD
QUAD
SCHL
PAJ
ENRO
DEXO
SPMD
CHKE
ICON
MDP
MSO

BTH: Blythe; CHKE: Cherokee; CKEC: Carmike; CNK: Cinemark; CSS: CSS Industries; DEXO: Dex One; ENRO: Eniro; FLWS: 1-800-Flowers.com; ICON: Iconix; MDP: Meredith; MSO: Martha Stewart Omnimedia; PAJ: PagesJaunes Groupe; PRSS: CafePress; SCHL: Scholastic; SFLY: Shutterfly; QUAD: Quad/Graphics; RGC: Regal Entertainment; RRD: R.R. Donnelly; SPMD: SuperMedia. Data as of January 24, 2013.

24

FUTURE STOCK PRICE ANALYSIS

(Amounts in Millions, Except Per Share Data)

Fiscal Year

2013E 2014E 2015E 2016E 2017E 2018E Adjusted EBITDA $195.6 $208.5 $221.4 $230.5 $238.0 $244.2

% Growth (11.4%) 6.6% 6.2% 4.1% 3.2% 2.6%

Net Debt 205.8 234.4 219.2 101.8 (16.1) (137.7)

Future Value (Stock Price at End of FY)

Present Value (at 2/28/13)

Note: Share count based on diluted shares outstanding from Treasury Model.

DCF SUMMARY

Current Five-Year Treasury Model

Assumptions – 11/30/12 Management Treasury Model

• Five year projection period

• Discounted to February 28, 2013

• Projected net debt of $205.8mm at February 28, 2013, consisting of total debt of $245.2mm less cash of $39.3mm

Share Price

Wtd. Avg. Cost of Capital $23.22 10.0% 11.0% 12.0% 2.5 x $16.45 $15.62 $14.84 3.0 x 18.73 17.81 16.93 rminal ultiple 3.5 x 20.98 19.98 19.01 Te M 4.0 x 23.22 22.13 21.08 4.5 x 25.38 24.23 23.12

Illustrative Sensitivity to DCF (a)

5-Year

Implied Share Price

Incremental Cumulative

? EBIT Implied Total Revenue Growth in FY14—FY18

Margin Cost Out (b) (5.00%) (2.50%) (1.25%) 0.00% 1.25% 2.50% 5.00% (1.0%) ($97.2) $13.72 $15.44 $16.36 $17.33 $18.34 $19.39 $21.63 (0.5%) (48.6) 14.83 16.66 17.64 18.66 19.73 20.84 23.19

— — 15.93 17.87 18.90 19.98 21.10 22.27 24.73 0.5% 48.6 17.04 19.07 20.16 21.29 22.47 23.68 26.19 1.0% 97.2 18.14 20.27 21.41 22.59 23.81 25.07 27.64

(a) Assumes 11% discount rate and 3.5x terminal multiple. (b) Versus baseline Adjusted EBIT margin.

SUM OF THE PARTS ANALYSIS

(Dollars in Millions)

Revised Management Strategic Plan (a)

FY13E Multiple Range Enterprise Value Range Segment EBITDA (d) Low Mid High Low Mid High NAGCD $214.4 (e) 2.5 x 3.5 x 4.5 x $536.0 $750.3 $964.7 Cardstore (27.3) 2.5 x 3.5 x 4.5 x (68.4) (95.7) (123.0) Subtotal 187.0 467.6 654.7 841.7

International (b) 23.8 2.5 x 3.5 x 4.5 x 59.5 83.3 107.1 Retail Operations (Clinton) ~10.0 (f) 2.5 x 3.5 x 4.5 x 25.0 35.0 45.0

AG Interactive 11.8 6.0 x 7.0 x 8.0 x 70.8 82.6 94.4 In-Store 7.7 2.5 x 3.5 x 4.5 x 19.2 26.9 34.6 Subtotal 240.3 642.2 882.5 1,122.8 Properties (c) 4.5 7.0 x 8.5 x 10.0 x 31.5 38.3 45.0

Unallocated Overhead (55.4) 2.5 x 3.5 x 4.5 x (138.4) (193.8) (249.2)

Sum of the Parts Total Value $535.2 $726.9 $918.6 FY2013 Net Debt (205.8) (205.8) (205.8) Implied Equity Value 329.4 521.1 712.8 Share Price (g) $10.10 $15.97 $21.64 Premium to Unaffected Share Price ($14.34) (29.6%) 11.4% 50.9% Premium to 9/25/12 Offer ($17.18) (41.2%) (7.0%) 25.9% Premium to 1/17/13 Offer ($17.50) (42.3%) (8.7%) 23.6%

(a) Based on revised forecast as of January 21, 2013, other than for In-store and Properties which are based on November 30, 2012 revised forecast. (b) Also includes effect of FX.

(c)	Normalized.

(d) Does not equal current Treasury plan EBITDA forecasts, due to UK and other adjustments. (e) All D&A allocated to NAGCD, except for In-store and Properties.

(f) Assumes full year net EBIT contribution of $10.0mm, in line with 11/19/12 Treasury Model estimates for full-year FY14 – FY16 and January 23, 2013 management guidance. (g) Includes restricted stock and performance shares.

SUMMARY FINANCIAL ANALYSIS OF ILLUSTRATIVE LBO

• Assumes illustrative capital structure targeting ~30% equity contribution at 3.0x total pro forma leverage

• Assumes no make-whole payment on existing 7.375% Senior Notes (b)

Illustrative Sources at $17.50 per Share Purchase Price

Debt / FY13E

$ % Rate EBITDA

Current Senior Notes $225.2 27.0% 7.38% 1.2 x Term Loan B 361.6 43.3% 5.75% 1.8 x Equity Contribution 247.4 29.7% Total Sources $834.2 100.0% 3.0 x

Illustrative Uses at $17.50 per Share Purchase Price

$ % Cash Purchase Price of Equity $574.1 68.8% Existing Debt 245.2 29.4% Estimated Fees and Expenses 14.9 1.8% Total Uses $834.2 100.0%

Interest Coverage and Leverage Ratios

Fiscal Year 2013PF 2014E 2015E 2016E 2017E 2018E EBITDA (a) $195.6 $210.8 $223.8 $232.8 $240.3 $246.6 Debt 586.8 627.1 602.9 473.8 339.4 225.2 Cash 39.3 60.0 60.0 60.0 60.0 88.7

EBITDA /

Total Interest, Gross 5.2 x 5.4 x 5.8 x 6.6 x 8.5 x 11.7 x

(EBITDA—Cap. Ex.) /

Total Interest, Gross 1.8 x 1.1 x 2.2 x 5.3 x 6.9 x 9.5 x

Total Debt / EBITDA 3.0 x 3.0 x 2.7 x 2.0 x 1.4 x 0.9 x

Implied IRR Based on Purchase Price and Exit Multiple

Purchase Price per Share

— $17.50 $18.00 $19.00 $20.00 $21.00 2.50 x 14% 13% 10% 8% 6% iple 3.00 x 20% 18% 15% 13% 11% 3.50 x 24% 22% 20% 17% 15% Exit Mult 4.00 x 28% 26% 23% 21% 18% 4.50 x 32% 30% 27% 24% 22%

            (a) Assumes transaction date of February 28, 2013, exit in Year 5 and $2.3mm addback to EBITDA for public company expenses for FY14E to FY18E.

(b)	Does not factor in potential consent fees or changes to interest rate.

ILLUSTRATIVE LBO SENSITIVITY – OPERATING PERFORMANCE

Current Five-Year Treasury Model

Assumptions

• Illustrative view of potential LBO assuming 3.0x Total Debt / FY13 EBITDA leverage

• Illustrative share prices assuming target IRR of 20%

• Transaction date of February 28, 2013

• 4.0x exit multiple

• $2.3mm addback to EBITDA for elimination of public company expenses

Five-Year LBO Sensitivity – 11/30/12

Total Revenue Growth $20.30 (5.00%) (2.50%) (1.25%) 0.00% 1.25% 2.50% 5.00% n (1.0%) $15.83 $17.14 $17.85 $18.59 $19.35 $20.16 $21.87 (0.5%) 16.54 17.93 18.67 19.45 20.26 21.10 22.89 0.0% 17.25 18.71 19.49 20.30 21.15 22.03 23.90 EBIT Margi 0.5% 17.96 19.48 20.30 21.15 22.04 22.96 24.90

? 1.0% 18.66 20.25 21.10 21.99 22.92 23.87 25.86

FUTURE STOCK PRICE ANALYSIS BASED ON ILLUSTRATIVE LEVERED RECAP

• Assumes a $8.00 dividend is paid on February 28, 2013 (a)

• Assumes no make-whole payment on existing 7.375% Senior Notes (b)

(Amounts in Millions, Except Per Share Data)

Management Treasury Model—11.30.12

Fiscal Year

2013E 2014E 2015E 2016E 2017E 2018E Adjusted EBITDA $195.6 $208.5 $221.4 $230.5 $238.0 $244.2

% Growth (11.4%) 6.6% 6.2% 4.1% 3.2% 2.6%

Net Debt 476.6 495.3 470.1 339.8 204.3 61.5

Adj. EBITDA Stock Price at End of Fiscal Year

Multiple 2013E 2014E 2015E 2016E 2017E 2018E Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples: 2.5 x $0.36 $0.80 $2.54 $7.08 $11.53 $15.97 3.0 3.25 4.02 5.91 10.53 15.04 19.52 3.5 6.14 7.24 9.27 13.98 18.55 23.07 4.0 9.03 10.46 12.64 17.44 22.06 26.62 4.5 11.92 13.67 16.01 20.89 25.57 30.17

Present Value at February 28, 2013

Present Value of Stock Price Assuming 12.5% Cost of Equity: 2.5 x $0.36 $0.71 $2.01 $4.97 $7.20 $8.86 Plus: Present Value of Ongoing Annual Dividend 3.0 3.25 3.57 4.67 7.40 9.39 10.83 3.5 6.14 6.43 7.33 9.82 11.58 12.80 4.0 9.03 9.29 9.99 12.25 13.77 14.77 4.5 11.92 12.16 12.65 14.67 15.96 16.74

Present Value at February 28, 2013

Present Value Stock Price Including $8.00 Dividend: 2.5 x $8.36 $8.71 $10.00 $12.97 $15.19 $16.86 Plus: Present Value of Ongoing Annual Dividend 3.0 11.25 11.57 12.66 15.39 17.38 18.83 3.5 14.14 14.43 15.32 17.82 19.58 20.80 4.0 17.02 17.29 17.98 20.24 21.77 22.77 4.5 19.91 20.15 20.64 22.67 23.96 24.74

            Note: Share count based on diluted shares outstanding from Treasury Model.

(a) Assumes $271mm of incremental leverage using Term Loan B at L + 450bps with 125bps floor (2.6x Total Debt / FY13 EBITDA). (b) Does not factor in potential consent fees or changes to interest rate.

APPENDIX A. SELECTED ADDITIONAL FINANCIAL INFORMATION

SUMMARY HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE

(Dollars in Millions, except per share data) Fiscal Year Ended February 28, LTM Projected Fiscal Year Ended February 28,

2010A 2011A 2012A Nov-12 2013E (d) 2014E 2015E 2016E

Total Revenue $1,640.9 $1,597.9 $1,695.1 $1,750.0 $1,840.6 $1,935.1 $1,939.9 $1,944.8

Cost of Goods Sold 691.4 682.4 741.6 775.6 811.7 851.4 851.6 851.8 Gross Profit 949.5 915.5 953.5 974.4 1,028.9 1,083.6 1,088.3 1,093.0 SG&A and Other Expense 760.8 725.2 772.1 852.6 883.5 932.9 931.3 929.7

Adjusted EBITDA including SBT Expense 232.3 225.6 213.8 157.3 186.4 208.5 221.4 230.5 Adjusted EBITDA 233.8 231.4 220.7 164.1 195.6 208.5 221.4 230.5

Adjusted EBIT including SBT Expense 187.1 184.6 174.6 115.0 140.9 150.8 157.0 163.3 Adjusted EBIT 188.6 190.3 181.4 121.8 150.1 150.8 157.0 163.3

Net Income as Reported 81.6 87.0 57.2 (7.9) 37.3 83.4 87.8 91.4 Diluted Earnings Per Share as Reported $2.03 $2.11 $1.42 ($0.23) $1.10 $2.58 $2.67 $2.74

Margins

Gross Profit 57.9% 57.3% 56.2% 55.7% 55.9% 56.0% 56.1% 56.2 % SG&A 46.6 46.0 46.1 49.2 50.7 48.3 48.1 47.9 Adjusted EBITDA 14.2 14.5 13.0 9.4 10.6 10.8 11.4 11.9 Adjusted EBIT including SBT Expense 11.4 11.6 10.3 6.6 7.7 7.8 8.1 8.4 Adjusted EBIT 11.5 11.9 10.7 7.0 8.2 7.8 8.1 8.4 Net Income as Reported 5.0 5.4 3.4 (0.5) 2.0 4.3 4.5 4.7

Growth Rates

Net Sales (3.0) % (2.6) % 6.1% (16.6) % 8.6% 5.1% 0.3% 0.3 % Adjusted EBITDA 169.4 (1.0) (4.6) (40.6) (11.4) 6.6 6.2 4.1 Adjusted EBIT including SBT Expense 406.2 (1.4) (5.4) (46.5) (19.3) 7.0 4.2 4.0 Adjusted EBIT 412.9 0.9 (4.7) (45.3) (17.3) 0.5 4.2 4.0 Diluted Earnings Per Share NM 3.9 (32.7) (108.2) (22.4) 133.9 3.6 2.6

Summary Balance Sheet and Cash Flow Data (a)

Cash $137.9 $215.8 $132.4 $63.3 $39.3 $53.7 $82.0 $243.4 Total Debt 329.7 232.7 225.2 356.8 245.2 288.2 301.2 345.2 Depreciation and Amortization 45.2 41.0 39.2 42.3 45.5 57.7 64.4 67.2 Capital Expenditures (b) (26.6) (36.3) (70.9) (109.4) (127.8) (169.2) (139.1) (46.0)

            Free Cash Flow (b) (c) 170.9 143.5 45.6 65.8 16.4 (9.5) 34.7 137.1

Source: FY10 – FY12 and LTM based on public filings; FY2013 – FY2016 based on Care Treasury Model.

(a) FY13-FY16 adjusted for updated FY13 income statement. Revised balance sheet and cash flow statement not yet available. (b) Excludes benefits of anticipated tax incentives related to new WHQ.

(c) Defined as Cash Flow from Operations less Capital Expenditures.

(d) Assumes tax rate of 31.3% consistent with previous Treasury Model (current model not updated by Care tax department).

APPENDIX B. SELECTED ADDITIONAL TRADING INFORMATION

# CURRENT CARE SHAREHOLDERS

PETER J SOLOMON COMPANY

*(Amounts in Thousands)*

| | Common Shares | | % of | Exercisable | Beneficial Ownership | | % of Total | |
|---|---|---|---|---|---|---|---|---|
| | Class A | Class B | Total | Options (a) | Economic | Voting | Economic | Voting |
| Zev Weiss | -- | 49.1 | 0.2 % | 502.4 | 551.5 | 5,515.0 | 1.6 % | 8.1 % |
| Morry Weiss | -- | 213.4 | 0.7 | 145.3 | 358.7 | 3,413.4 | 1.1 | 5.0 |
| Jeffrey Weiss | 4.3 | 35.2 | 0.1 | 318.1 | 357.5 | 3,536.7 | 1.1 | 5.2 |
| Irving Stone LLC | -- | 1,818.2 | 5.7 | -- | 1,818.2 | 18,181.8 | | |
| Irving I. Stone Foundation | -- | 204.0 | 0.6 | -- | 204.0 | 2,039.6 | | |
| Irving I. Stone Support Foundation | -- | 200.0 | 0.6 | -- | 200.0 | 2,000.0 | | |
| Irving Stone LLC & related foundations | -- | 2,222.1 | 7.0 | -- | 2,222.1 | 22,221.5 | 6.6 | 32.6 |
| **Total Weiss Family & Foundations (b)** | **4.3** | **2,519.8** | **8.0** | **965.8** | **3,489.9** | **34,686.6** | **10.3** | **50.9** |
| <u>Other Inside Owners (c)</u> | | | | | | | | |
| Zev Weiss | -- | 49.1 | 0.2 % | 502.4 | 551.5 | 5,515.0 | 1.6 % | 8.1 % |
| Morry Weiss | -- | 213.4 | 0.7 | 145.3 | 358.7 | 3,413.4 | 1.1 | 5.0 |
| Jeffrey Weiss | 4.3 | 35.2 | 0.1 | 318.1 | 357.5 | 3,536.7 | 1.1 | 5.2 |
| Charles A. Ratner | 15.1 | 16.2 | 0.1 | 66.9 | 98.3 | 244.2 | 0.3 | 0.4 |
| Jerry Sue Thornton | -- | 13.8 | 0.0 | 66.9 | 80.7 | 204.9 | 0.2 | 0.3 |
| Jeffrey D. Dunn | -- | -- | -- | 45.9 | 45.9 | 45.9 | 0.1 | 0.1 |
| William E. MacDonald, III | 1.0 | -- | 0.0 | 45.9 | 46.9 | 46.9 | 0.1 | 0.1 |
| Michael J. Merriman, Jr. | -- | -- | -- | 52.9 | 52.9 | 52.9 | 0.2 | 0.1 |
| Stephen J. Smith | 12.0 | -- | 0.0 | 96.1 | 108.2 | 108.2 | 0.3 | 0.2 |
| John W. Beeder | -- | -- | -- | 30.1 | 30.1 | 30.1 | 0.1 | 0.0 |
| Michael L. Goulder | 16.1 | -- | 0.1 | 265.6 | 281.7 | 281.7 | 0.8 | 0.4 |
| Scott S. Cowen | 0.8 | 2.0 | 0.0 | 66.9 | 69.7 | 87.6 | 0.2 | 0.1 |
| Other Insiders | 136.2 | (0.0) | 0.4 | 556.9 | 693.1 | 693.1 | 2.0 | 1.0 |
| Total Other Insiders | 181.3 | 32.0 | 0.7 % | 1,294.2 | 1,507.5 | 1,795.6 | 4.4 % | 2.6 % |
| <u>Top 10 Institutions (d)</u> | | | | | | | | |
| Dimensional Fund Advisors | 3,045.8 | -- | 9.6 % | -- | 3,045.8 | 3,045.8 | 9.0 % | 4.5 % |
| BlackRock | 2,729.6 | -- | 8.6 | -- | 2,729.6 | 2,729.6 | 8.1 | 4.0 |
| LSV Asset Management | 2,232.1 | -- | 7.1 | -- | 2,232.1 | 2,232.1 | 6.6 | 3.3 |
| River Road Asset Management | 2,045.9 | -- | 6.5 | -- | 2,045.9 | 2,045.9 | 6.0 | 3.0 |
| The Vanguard Group | 2,034.6 | -- | 6.4 | -- | 2,034.6 | 2,034.6 | 6.0 | 3.0 |
| Intrepid Capital Management Inc. | 1,826.6 | -- | 5.8 | -- | 1,826.6 | 1,826.6 | 5.4 | 2.7 |
| Dawson Investments (e) | 1,580.6 | -- | 5.0 | -- | 1,580.6 | 1,580.6 | 4.7 | 2.3 |
| Towerview (f) | 1,450.0 | -- | 4.6 | -- | 1,450.0 | 1,450.0 | 4.3 | 2.1 |
| Marathon Asset Management (g) | 1,329.5 | -- | 4.2 | -- | 1,329.5 | 1,329.5 | 3.9 | 2.0 |
| Northern Trust Global Investments | 1,293.4 | -- | 4.1 | -- | 1,293.4 | 1,293.4 | 3.8 | 1.9 |
| Total Top 10 Institutions | 19,568.0 | -- | 61.8 % | -- | 19,568.0 | 19,568.0 | 57.7 % | 28.7 % |
| **Public and Other** | 9,027.5 | 305.0 | 29.5 % | -- | 9,332.5 | 12,077.7 | 27.5 % | 17.7 % |
| **Total Shares Outstanding (h)** | 28,781.0 | 2,856.8 | 92.0 % | 2,260.0 | 33,897.8 | 68,127.8 | 100.0 % | 100.0 % |

(a) Includes only RSUs and exercisable options held by directors and executive officers.
(b) Includes all Weiss individuals listed plus Irving Stone LLC and related foundations.
(c) Source: Company's Proxy Statement dated June 15, 2012.
(d) Source: Bloomberg, Capital IQ.
(e) Dawson Investments filed a 13D on October 23, 2012, declaring beneficial ownership of 5.0% of common shares.
(f) Towerview filed a 13D on October 3, 2012, declaring beneficial ownership of 5.0% of common shares.
(g) Marathon Asset Management filed a 13G on January 24, 2013 that stated a new share count of 1,329,507.
(h) Shares outstanding as of December 27, 2012. Source: Company's Form 10-Q for the period ended November 23, 2012.

34

OWNERSHIP MOMENTUM

Increase Decrease No Change

(Amounts in Thousands)

Holder Current 9/30/2012 6/30/2012 3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010 3/31/2010

Dimensional Fund Advisors 3,046 3,052 3,096 3,245 3,251 3,297 3,305 3,335 3,357 3,381 3,463 3,724 BlackRock 2,730 2,730 2,641 2,508 2,699 2,668 2,695 2,733 2,756 2,670 2,691 2,717 LSV Asset Management 2,232 2,232 2,168 2,022 1,991 2,042 2,069 2,164 2,177 2,242 2,247 2,302 River Road Asset Management 2,046 2,046 2,200 2,099 1,595 408 236 29 — — — —The Vanguard Group 1,951 1,951 2,035 1,870 1,888 2,013 1,768 1,754 1,672 1,625 1,601 1,544 Intrepid Capital Management 1,827 1,827 1,827 1,697 1,704 949 974 1,063 1,005 963 — —Dawson Investments 1,581 — — — — — — — — — — —Towerview 1,450 1,416 1,230 1,208 1,208 1,070 1,070 1,115 1,115 1,105 1,105 1,320 Marathon Asset Management, LLP 1,330 3,635 5,304 5,560 5,204 4,435 4,439 4,462 4,424 4,162 4,150 3,937 Northern Trust Global Investments 1,293 1,293 1,278 1,328 1,253 1,235 1,213 1,214 1,152 1,162 1,191 1,226 American Greetings Corporation, Retirement P 1,167 1,167 1,167 923 923 923 923 — — — — 1,543 WEDGE Capital Management L.L.P. 951 951 923 958 948 643 446 391 — — — —State Street Global Advisors 852 852 864 1,305 1,314 1,358 1,452 1,562 1,405 1,392 1,457 1,449 First Wilshire Securities Management 762 762 802 816 829 848 859 863 787 791 — —Wells Capital Management Incorporated 618 618 658 674 506 508 363 394 472 481 482 486 Columbia Management Investment Advisers, 616 616 750 739 734 623 621 598 570 585 473 40 Schroder Investment Management Limited 554 554 29 — 841 478 435 355 642 843 461 325 JPMorgan Asset Management Holdings Inc. 516 516 410 398 508 514 452 383 388 385 379 590 Nantahala Capital Management, 468 468 — — — — — — — — — —Buckhead Capital Management, LLC 433 433 483 605 674 1,816 2,040 2,259 2,289 2,151 1,894 1,885

26,422 27,119 27,864 27,954 28,071 25,826 25,360 24,672 24,210 23,938 21,593 23,089

Source: CapitalIQ as of January 24, 2013.

APPENDIX C. SELECTED ADDITIONAL VALUATION INFORMATION

COMPARABLE COMPANIES

(Amounts in Millions, Except for Per Share Amounts)

MARKET DATA Closing Premium (Discount) Enterprise Value as a Multiple of: Price/Earnings Multiples 5 Year CY2013 LTM Total Price on to 52 Week Equity Enterprise LTM CY2012 CY2012 CY2013 Growth PE/ EBITDA Debt/ Selected Companies 1/24/13 High Low Value Value (b) Net Sales EBITDA EBITDA EPS (a) EPS (a) Rate (a) Growth Margin EBITDA

Care—Unaffected $14.34 (29.6) % 14.7% $469.2 $687.6 40.3% 3.7 x 3.5 x 8.5 x 5.6 x NM % NM x 10.9% 1.5 x Care—Current $15.99 (9.1) 27.9 523.8 817.4 46.7 5.0 4.2 20.0 6.8 NM NM 9.4 2.2 Blyth, Inc. 15.15 (66.8) 2.9 258.4 300.6 25.0 2.8 NM NM NM NM NM 8.8 0.9 1-800-Flowers.com Inc. 3.77 (5.8) 74.5 244.6 301.3 41.9 7.6 6.9 18.0 13.5 NM NM 5.5 1.6 CafePress Inc. 5.83 (69.6) 39.1 99.8 47.4 23.7 3.3 2.9 14.2 12.7 NM NM 7.2 0.2 CSS Industries Inc. 22.41 (3.5) 24.1 214.6 204.7 53.2 5.1 NM 11.7 NM NM NM 10.4 —

Social Expression Median (c) (36.3) % 31.6% 33.4% 4.2 x 4.9 x 14.2 x 13.1 x NM % NM x 8.0% 0.5 x Social Expression Mean (c) (36.4) 35.2 35.9 4.7 4.9 14.6 13.1 NM NM 8.0 0.7

R.R. Donnelley & Sons Company 9.25 (38.9) 7.8 1,669.3 5,081.7 49.4 4.1 4.2 5.2 5.4 1.3 4.4 12.0 3.1 Scholastic Corporation 29.68 (20.9) 22.2 939.8 900.1 42.4 3.8 NM 9.9 15.3 NM NM 11.1 0.7 Quad/Graphics, Inc. 22.20 2.8 88.9 1,055.2 2,385.4 57.1 4.1 4.2 11.7 11.9 0.8 14.9 13.8 2.3

Print Media Median (c) (20.9) % 22.2% 49.4% 4.1 x 4.2 x 9.9 x 11.9 x 1.0% 9.6 x 12.0% 2.3 x Print Media Mean (c) (19.0) 39.7 49.6 4.0 4.2 8.9 10.9 1.0 9.6 12.3 2.0

SuperMedia Inc. 4.28 (5.3) 183.4 67.1 1,491.1 104.6 2.5 NM NM NM—NM 41.2 2.5 Eniro AB 14.00 (17.2) 91.8 214.6 653.5 104.1 4.3 4.3 8.4 6.0 (1.3) NM 24.1 3.2 Dex One Corporation 2.04 (8.5) 209.1 103.8 2,012.9 149.0 3.5 NM NM NM—NM 42.6 3.5 PagesJaunes Groupe 2.28 (38.5) 83.9 841.5 3,175.2 220.7 5.2 5.2 3.6 3.8 (3.1) NM 42.3 5.0

Directories Median (c) (12.8) % 137.6% 126.8% 3.9 x 4.8 x 6.0 x 4.9 x (0.7) % NM x 41.7% 3.3 x Directories Mean (c) (17.4) 142.0 144.6 3.9 4.8 6.0 4.9 (1.1) NM 37.5 3.5

Meredith Corporation 35.42 (4.9) 31.5 1,576.5 1,954.0 139.3 7.7 7.3 12.9 13.9 15.0 0.9 18.1 1.6 Iconix Brand Group, Inc. 23.99 3.6 65.1 1,663.7 2,182.1 599.2 9.5 9.8 14.4 12.6 10.1 1.2 63.3 2.1 Martha Stewart Living Omnimedia Inc. 2.74 (42.6) 15.6 183.8 132.2 65.1 NM NM NM 18.3 NM NM NM —Cherokee Inc. 14.10 (7.0) 37.4 118.4 129.4 487.4 9.7 NM 16.4 13.8 NM NM 50.3 1.0

Licensing Median (c) (6.0) % 34.5% 313.3% 9.5 x 8.6 x 14.4 x 13.9 x 12.6% 1.1 x 50.3% 1.3 x Licensing Mean (c) (12.7) 37.4 322.7 8.9 8.6 14.5 14.6 12.6 1.1 43.9 1.2

Note: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items. (a) Source of projected EPS, EBITDA and growth rate estimates: ThomsonReuter’s median estimate of Wall Street analysts as of 1/18/13. For unaffected Care we have used research estimates as of 6/29/12. (b) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash. Care unaffected enterprise value assumes net debt of $218.4 as of 8/24/12. (c) Excludes Care.

SCATTERPLOT OF SELECTED TRANSACTIONS

100% cash transactions over last 5 years with a deal value between $250M—$1B

Deal Value ($)

Unaffected Premium % of to One-Day Prior # of Deals Total

0-20% 45 36% 20-30% 25 20% 30%+ 55 44% Total 125 100%

56% of selected transactions had an unaffected premium of less than 30%

            Source: Alacra.

Note: Excludes financial services, insurance, real estate and healthcare companies. Mergers of equals are also excluded.

PREMIA PAID IN SELECTED TRANSACTIONS

100% cash transactions over last 5 years with a deal value between $250M—$1B (a)

Unaffacted Premium to /

Deal Enterprise One-Day Five- Day One-Month Announced Seller Buyer Value Value Prior Prior Prior

Nov-12 Teavana Holdings, Inc. Starbucks Corp. $598.2 $607.0 53% 48% 20% Oct-12 Ceradyne, Inc. 3M Co. 860.6 916.5 43% 40% 44% Aug-12 TPC Group, Inc. First Reserve Corp. / SK Capital Management LLC 705.5 918.2 14% 12% 21% Aug-12 Pure Energy Services Ltd. FMC Technologies, Inc. 271.8 298.2 40% 49% 56% Aug-12 SpringSoft, Inc. Synopsys, Inc. 413.5 332.7 31% 36% 43% Jul-12 AuthenTec, Inc. Apple, Inc. 356.1 337.3 58% 60% 74% Jul-12 Peet’s Coffee & Tea, Inc. Joh. A. Benckiser GmbH 967.7 935.3 29% 37% 22% Jul-12 Wnrttembergische Metallwarenfabrik AG KKR & Co. LP 282.7 466.8 24% 25% 23% Jul-12 BrightPoint, Inc. Ingram Micro, Inc. 622.5 787.4 66% 97% 78% Jun-12 Invesco Asset Management Ltd. / Lansdowne P Upsher-Smith Laboratories, Inc. 423.5 429.0 17% 20% 64% Jun-12 Miranda Technologies, Inc. Belden, Inc. 357.5 322.3 64% 54% 31% May-12 Interline Brands, Inc. Interline Brands, Inc. /Private Group/ 749.9 734.1 42% 41% 23% May-12 Benihana, Inc. JAMG LLC 292.2 285.6 23% 18% 27% May-12 Cost Plus, Inc. Bed Bath & Beyond, Inc. 494.8 631.0 22% 16% 23% May-12 Charming Shoppes, Inc. Ascena Retail Group, Inc. 859.1 783.7 25% 25% 27% May-12 Standard Microsystems Corp. Microchip Technology, Inc. 856.6 709.5 41% 41% 46% Apr-12 Knology, Inc. Avista Capital Holdings LP 763.7 1,428.9 9% 12% 10% Apr-12 Umeco PLC Cytec Industries, Inc. 425.4 411.7 46% 41% 55% Apr-12 X-Rite, Inc. Danaher Corp. 477.9 617.4 39% 23% 21% Apr-12 Viasystems North America, Inc. Viasystems Group, Inc. 267.0 252.9 6% 7% 19% Mar-12 Great Wolf Resorts, Inc. Apollo Management LP 162.4 745.2 19% 19% 50% Mar-12 Archipelago Learning, Inc. PLATO Learning, Inc. 292.3 324.4 23% 17% 11% Dec-11 WCA Waste Corp. Macquarie Group Ltd. 154.1 526.9 30% 31% 36% Dec-11 Winn-Dixie Stores, Inc. Lone Star Management Co. Ltd. 537.3 429.7 75% 82% 51% Dec-11 DemandTec, Inc. International Business Machines Corp. 446.4 427.5 57% 73% 75% Nov-11 Magma Design Automation, Inc. Synopsys, Inc. 503.1 474.9 32% 32% 46% Nov-11 Tekelec Siris Capital 761.8 491.3 11% 12% 69% Aug-11 Renaissance Learning, Inc. Permira Advisers LLP 455.0 448.3 31% 18% 24% Jul-11 SFN Group, Inc. Randstad Holding NV 686.4 682.5 53% 44% 52% Jul-11 Ameron International Corp. National-Oilwell Varco, Inc. 770.9 633.6 28% 27% 31% Jun-11 Central Vermont Public Service Corp. Gaz MTtro LP 472.3 668.7 2% 3% 54% Jun-11 MediaMind Technologies, Inc. DG FastChannel, Inc. 429.6 413.1 38% 35% 57% Jun-11 EMS Technologies, Inc. Honeywell International, Inc. 513.2 481.2 33% 30% 31% Jun-11 Ness Technologies, Inc. Citigroup, Inc. 296.7 343.0 18% 30% 18% May-11 California Pizza Kitchen, Inc. Golden Gate Capital 454.8 437.8 11% 14% 16% May-11 DEI Holdings, Inc. Charlesbank Capital Partners LLC 114.6 332.6 187% 194% 164% May-11 Volcom, Inc. PPR SA 598.4 517.0 24% 32% 45% Apr-11 SMART Modular Technologies (WWH), Inc. Silver Lake Group LLC 603.1 523.7 13% 16% 40% Apr-11 Bronco Drilling Co., Inc. Chesapeake Energy Corp. 316.8 306.3 6% 6% 14% Apr-11 LaBarge, Inc. Ducommun, Inc. 304.7 326.3 10% 14% 20% Apr-11 Epicor Software Corp. Apax Partners LLP 801.9 945.3 11% 18% 20% Mar-11 Rural/Metro Corp. Warburg Pincus & Co. 437.8 674.1 37% 39% 10% Mar-11 drugstore.com, Inc. Walgreen Co. 406.1 400.2 112% 117% 103% Mar-11 Global Defense Technology & Systems, Inc. Ares Partners Management Co. LLC 224.2 303.2 51% 48% 39% Feb-11 Conexant Systems, Inc. Golden Gate Capital 197.3 302.5 27% 47% 71% Feb-11 Silverleaf Resorts, Inc. Cerberus Capital Management LP 102.6 507.4 72% 84% 145% Jan-11 Pre-Paid Legal Services, Inc. MidOcean Partners 651.0 601.3 10% 10% 6% Dec-10 Applied Signal Technology, Inc. Raytheon Co. 525.4 520.9 9% 9% 15% Nov-10 Art Technology Group, Inc. Oracle Corp. 948.7 889.8 46% 37% 54%

            Source: Alacra.

(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies. Mergers of equals are also excluded.

PREMIA PAID IN SELECTED TRANSACTIONS (CONT.)

100% cash transactions over last 5 years with a deal value between $250M—$1B (a)

Unaffacted Premium to /

Deal Enterprise One-Day Five- Day One-Month Announced Seller Buyer Value Value Prior Prior Prior

Oct-10 Hawk Corp. Carlisle Cos., Inc. $388.0 $396.2 2% 12% 38% Oct-10 Thermadyne Holdings Irving Place Capital 203.3 374.4 2% 5% 33% Oct-10 Actel Corp. Microsemi Corp. 551.9 516.3 30% 29% 50% Oct-10 ITC DeltaCom, Inc. EarthLink, Inc. 251.0 494.2 96% 94% 67% Sep-10 Keithley Instruments, Inc. Danaher Corp. 340.9 302.1 74% 81% 108% Sep-10 Internet Brands, Inc. Hellman & Friedman LLC 617.9 580.6 47% 38% 29% Sep-10 Cellu Tissue Holdings, Inc. Clearwater Paper Corp. 242.2 495.0 51% 51% 38% Aug-10 Cogent, Inc. 3M Co. 930.5 912.5 18% 20% 17% Aug-10 Unica Corp. International Business Machines Corp. 451.8 408.7 120% 133% 124% Aug-10 Superior Well Services, Inc. Nabors Industries Ltd. 681.5 847.4 21% 14% 35% Jul-10 ATC Technology Corp. GENCO Supply Chain Solutions 503.9 409.0 43% 47% 42% Jun-10 Argon ST, Inc. The Boeing Co. 755.5 713.8 41% 34% 45% Jun-10 SonicWALL, Inc. Ontario Teachers’ Pension Plan Board / Thoma Bravo 633.6 602.1 32% 29% 19% Apr-10 Palm, Inc. Hewlett-Packard Co. 961.9 976.6 23% 17% 6% Apr-10 Protection One, Inc. GTCR Golder Rauner LLC 394.2 802.1 13% 24% 48% Mar-10 Bell Microproducts, Inc. Avnet, Inc. 248.7 569.6 30% 33% 53% Mar-10 BWAY Holding Co. Madison Dearborn Partners LLC 448.3 829.9 15% 15% 25% Mar-10 Techwell, Inc. Intersil Corp. 400.7 394.3 49% 64% 70% Mar-10 SouthWest Water Co. SouthWest Water Co. /Private Group/ 302.8 454.9 56% 62% 76% Feb-10 Bowne & Co., Inc. R.R. Donnelley & Sons Co. 461.0 453.2 65% 69% 57% Jan-10 Lodgian, Inc. Lone Star Investment Advisors LLC 54.1 344.1 40% 43% 82% Jan-10 K-Tron International, Inc. Hillenbrand, Inc. 426.3 371.6 32% 33% 51% Dec-09 Airvana, Inc. 72 Mobile Holdings LLC 486.4 473.6 23% 22% 24% Dec-09 FGX International Holdings Ltd. Essilor International SA 437.0 530.4 10% 24% 40% Nov-09 Semitool, Inc. Applied Materials, Inc. 361.6 342.5 31% 51% 21% Oct-09 iPCS, Inc. Sprint Nextel Corp. 402.6 730.5 34% 35% 43% Sep-09 GenTek, Inc. American Securities LLC 386.7 538.9 41% 40% 41% Sep-09 Parallel Petroleum Corp. Apollo Global Management LLC 131.2 453.4 11% 51% 45% Aug-09 Charlotte Russe Holding, Inc. Advent International Corp. 368.3 308.3 27% 28% 44% Jul-09 SPSS, Inc. International Business Machines Corp. 922.5 744.7 42% 47% 48% Jun-09 Axsys Technologies, Inc. General Dynamics Corp. 627.8 601.6 8% 9% 30% Jun-09 Wind River Systems, Inc. Intel Corp. 884.3 809.7 44% 49% 65% Jan-09 Interwoven, Inc. Autonomy Corp. PLC 760.5 622.0 37% 25% 47% Sep-08 Secure Computing Corp. McAfee, Inc. 393.9 485.4 27% 53% 24% Sep-08 Eagle Test Systems, Inc. Teradyne, Inc. 360.6 319.6 10% 11% 42% Aug-08 Greenfield Online, Inc. Microsoft Corp. 460.9 429.5 32% 42% 61% Aug-08 SI International, Inc. Serco Group PLC 425.5 512.8 40% 43% 53% Jul-08 EnergySouth, Inc. Sempra Energy 498.9 747.8 23% 39% 19% Jul-08 Excel Technology, Inc. GSI Group, Inc. 347.5 321.7 41% 45% 26% May-08 Anthony Crane Rental Holdings LP Platinum Equity LLC 425.0 425.0 19% 19% 19% Mar-08 BladeLogic, Inc. BMC Software, Inc. 775.1 695.2 19% 26% 62% Jan-08 NuCo2, Inc. Aurora Capital Group LP 444.4 471.5 25% 20% 13% Jan-08 ASV, Inc. TEREX Corp. 481.2 447.2 46% 48% 54% Dec-07 MTC Technologies, Inc. BAE Systems PLC 364.1 444.9 41% 45% 38% Dec-07 Claymont Steel Holdings, Inc. Evraz Group SA 412.8 575.3 7% 3% 15% Oct-07 Covad Communications Group, Inc. Platinum Equity LLC 305.1 440.1 59% 59% 34% Oct-07 Oglebay Norton Co. L.V.I. Holding NV 520.3 647.3 5% 8% 20% Oct-07 United Industrial Corp. Textron, Inc. 801.9 933.7 7% 6% 19%

Source: Alacra.

(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies. Mergers of equals are also excluded.

PREMIA PAID IN SELECTED TRANSACTIONS (CONT.)

100% cash transactions over last 5 years with a deal value between $250M—$1B (a)

Unaffacted Premium to /

Deal Enterprise One-Day Five- Day One-Month Announced Seller Buyer Value Value Prior Prior Prior

Aug-07 Gateway, Inc. Acer, Inc. $709.4 $783.8 57% 45% 12% Aug-07 Infocrossing, Inc. Wipro Ltd. 416.2 530.1 5% 7% 11% Jul-07 Keystone Automotive Industries, Inc. LKQ Corp. 795.3 774.9 10% 14% 19% Jul-07 Option Care, Inc. (Illinois) Walgreen Co. 677.2 780.0 27% 28% 35% Jun-07 Color Kinetics, Inc. Royal Philips Electronics NV 732.3 687.7 14% 25% 58% Jun-07 Friendly Ice Cream Corp. Freeze Operations Holding Corp. 126.7 334.6 8% 14% 4% Jun-07 1-800 Contacts, Inc. Fenway Partners LLC 341.5 375.8 21% 29% 39% May-07 CT Communications, Inc. Windstream Corp. 639.2 664.3 46% 48% 21% May-07 Stride Rite Corp. Payless ShoeSource, Inc. 753.3 831.9 35% 39% 35% May-07 Pioneer Cos., Inc. Olin Corp. 414.4 405.3 19% 21% 22% May-07 24/7 Real Media, Inc. WPP Group PLC 603.6 556.0 4% 9% 39% May-07 Agile Software Corp. Oracle Corp. 463.6 367.5 12% 10% 18% May-07 eCollege.com Pearson PLC 503.8 495.7 7% 21% 25% Apr-07 Inter-Tel (Delaware), Inc. Mitel Networks Corp. 699.1 664.2 7% 8% 10% Apr-07 webMethods, Inc. Software AG 517.3 436.3 26% 27% 30% Mar-07 Eschelon Telecom, Inc. Integra Telecom, Inc. 542.6 667.8 17% 20% 30% Mar-07 Stratos Global Corp. Communications Investment Partners Ltd. 276.9 604.3 21% 22% 48% Mar-07 MapInfo Corp. Pitney Bowes, Inc. 437.1 396.6 53% 50% 48% Mar-07 Sunterra Corp. Diamond Resorts LLC 322.3 667.2 7% 36% 33% Mar-07 The Topps Co., Inc. Madison Dearborn Partners LLC / The Tornante Co. L 378.0 349.9 9% 8% 4% Mar-07 SafeNet, Inc. SafeNet, Inc. /Private Group/ 605.8 520.4 2% 4% 21% Feb-07 Steel Technologies, Inc. Mitsui & Co. Ltd. 391.6 513.8 63% 59% 74% Feb-07 SEMCO ENERGY, Inc. Lindsay Goldberg & Co. LLC 288.7 847.1 36% 37% 36% Feb-07 Central Parking Corp. KCPC Holdings, Inc. 728.8 855.7 6% 11% 23% Feb-07 Wild Oats Markets, Inc. Whole Foods Market, Inc. 553.6 662.0 17% 20% 30% Feb-07 Keane, Inc. Citigroup Venture Capital International 845.5 888.4 19% 18% 18% Jan-07 BMP Marketing, Inc. The Carlyle Group LLC 439.3 727.3 29% 32% 31% Jan-07 Altiris, Inc. Symantec Corp. 985.5 839.0 22% 26% 28%

Mean 32% 35% 40% Median 27% 29% 35%

            Source: Alacra.

(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies. Mergers of equals are also excluded.

WEIGHTED AVERAGE COST OF CAPITAL

Comparable Companies

Current Net Debt/

Levered Market Unlevered Name Beta (a) Equity (b) Beta (c) American Greetings Corp. 1.219 63.8% 0.864

1-800-Flowers.com Inc. 1.298 23.2% 1.129 CSS Industries Inc. 1.133 — 1.133 CafePress Inc. 1.288 — 1.288 Blyth, Inc. 1.281 — 1.281 R.R. Donnelley & Sons Company 1.170 203.5% 0.506 Quad/Graphics, Inc. 1.322 126.8% 0.728 Scholastic Corporation 1.048 — 1.048

Mean (Excluding American Greetings Corp.) 1.220 50.5% 1.016 Median (Excluding American Greetings Corp.) 1.281 0.0% 1.129

Assumptions

Risk Free Rate of Return (d) 1.87% Market Risk Premium (e) 6.62% Size Premium (e) (f) 2.51% Marginal Tax Rate (g) 35.60%

American Greetings Corp. Observed Weighted Average Cost of Capital (h)

Capital Structure Cost of Equity Cost of Debt

Net Debt/ Net Debt/ Unlevered Levered Cost of Before After

Based on: Capital Equity Beta Beta (i) Equity (j) Tax Tax WACC

Company Beta and Company D/E 38.9% 63.8% 0.864 1.219 12.4% 7.38% 4.75% 9.5%

Median Beta of Comps and Company D/E 10.4% 11.6% 1.089 1.170 12.1% 6.94% 4.47% 11.3%

Median Beta of Comps and D/E of Comps 0.0% 0.0% 1.129 1.129 11.9% 6.71% 4.32% 11.9%

Sensitivity to Capital Structure and Rates

Cost of Equity Weighted Average Cost of Capital Net Debt/ Net Debt/ Unlevered Levered Cost of Pre-Tax Cost of Debt

Capital Equity Beta (k) Beta (i) Equity (j) 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0%

0% 0.0% 1.129 1.129 11.9% 0% 11.9% 11.9% 11.9% 11.9% 11.9% 11.9% 11.9% 10% 11.1% 1.129 1.210 12.4% apital 10% 11.5% 11.6% 11.7% 11.7% 11.8% 11.9% 11.9% 20% 25.0% 1.129 1.311 13.1% 20% 11.2% 11.4% 11.5% 11.6% 11.7% 11.9% 12.0% 30% 42.9% 1.129 1.441 13.9% / C 30% 10.9% 11.1% 11.3% 11.5% 11.7% 11.9% 12.1% 40% 66.7% 1.129 1.614 15.1% ebt 40% 10.6% 10.8% 11.1% 11.4% 11.6% 11.9% 12.1% 50% 100.0% 1.129 1.857 16.7% et D 50% 10.3% 10.6% 10.9% 11.2% 11.6% 11.9% 12.2% 60% 150.0% 1.129 2.221 19.1% 60% 10.0% 10.3% 10.7% 11.1% 11.5% 11.9% 12.3% N

70% 233.3% 1.129 2.827 23.1% 70% 9.6% 10.1% 10.5% 11.0% 11.4% 11.9% 12.3%

(a) Source: Bloomberg 5-year adjusted daily beta as reported on January 24, 2013. (b) Assumes book value of debt approximates market value.

(c) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}. (d) 10-year Treasury Note yield as of January 24, 2013.

(e)	Source: Ibbotson 2012 Yearbook.

(f) Size premium of 2.51% for companies with market capitalizations between $423.0mm and $682.8mm. (g) Marginal tax rate based on Management estimates.

(h) WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity. (i) Relevered Beta = Unlevered Beta * {1+(Net Debt/Equity)*(1-Tax Rate)}.

(j) Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium. (k) Median Unlevered Beta of Comps.

APPENDIX D. OVERVIEW OF INITIAL WEISS FAMILY PROPOSAL – 12/5/12

PETER J SOLOMON COMPANY

# PRELIMINARY FINANCING OVERVIEW

- The Weiss Family submitted an updated proposal dated Dec. 5, 2012, reaffirming its initial proposed purchase price of $17.18 per share
- The Family states it has made meaningful progress in obtaining debt financing in support of its updated offer
- Bank of America, KeyBanc, Macquarie and PNC Bank are prepared to collectively commit up to $542 million in Senior Secured Credit Facilities and a $200 million Senior Unsecured Bridge Facility[(a)]; KeyBanc, Merrill Lynch, Macquarie and PNC will serve as joint lead arrangers and joint book running managers on the Facilities
- KeyBanc, as sole lead arranger, sole bookrunner and sole syndication agent, has provided a "highly confident" letter on the syndication of a Junior Holdco Facility of at least $150 million
  - Highly speculative security
  - According to KeyBanc, this Facility could range from being a mezzanine-like term loan to preferred equity
- Additionally, $80 million of proceeds are targeted from a Real Estate Facility (for which no supporting information was provided), $59.7 million from the rollover of Weiss Family equity and $10.6 million from cash on the balance sheet
  - No contribution reflected from Weiss Family beyond rollover equity, according to Family advisors
- Fee letter not provided (impacts sources and uses)

**Sources (b)**

| | $ | % | Rate | Debt / FY13E EBITDA (g) |
|---|---|---|---|---|
| Term Loan Facility (c) | $392.0 | 43.9% | 5.75% | 2.0 x |
| Revolving Credit Facility (c) | -- | -- | 5.75% | |
| Senior Notes or Bridge Facility (d) | 200.0 | 22.4% | 9.00% | 1.0 x |
| Junior Holdco Facility (e) | 150.0 | 16.8% | 15.00% | 0.8 x |
| Real Estate Facility (f) | 80.0 | 9.0% | 8.00% | 0.4 x |
| Equity Contribution (Rollover) | 59.7 | 6.7% | -- | |
| Cash from Balance Sheet | 10.6 | 1.2% | -- | |
| Total Sources | $892.3 | 100.0% | | 4.2 x |

**Uses (b)**

| | $ | % |
|---|---|---|
| Cash Purchase Price of Equity (h) | $563.1 | 63.1% |
| Existing Debt (incl. make-whole) | 285.8 | 32.0% |
| Estimated Fees and Expenses (i) | 43.4 | 4.9% |
| Total Uses | $892.3 | 100.0% |

(a) May take the form of $200mm in Senior Bridge Facility at rates described on page 3.
(b) Source: Draft commitment letter.
(c) Term Loan and Revolving Credit Facilities priced at L + 450 bps, with a 125 bps LIBOR floor for Term Loan.
(d) Bridge Facility priced at L + 925 bps – 1375 bps depending upon credit ratings and period outstanding. PJSC assumes bond deal is done at 9.0%.
(e) Rate not provided in offer. Analysis assumes 13.0% cash pay and 2.0% PIK.
(f) Rate not provided in offer. Analysis assumes 8.0% interest rate.
(g) FY2013 EBITDA of $196.1mm.
(h) Purchase of 32.8mm shares at $17.18 per share, including RSUs and performance shares.
(i) Assumes inclusion of any OID fees associated with any of the debt securities.

44

# FACILITY SOURCES

PETER J SOLOMON COMPANY

| Facility | Considerations |
| --- | --- |
| **$542 Million Senior Credit Facilities**<br>• $392 million Term Loan Facility<br>• $150 million Revolving Credit Facility | • Commercially reasonable senior leverage at 2.0x<br>• Term loan contemplated as Term Loan B is sold to institutional investors rather than traditional banks<br>• Key terms at current market rates:<br>– L + 450 bps with 1.25% floor<br>– Commitment fee: 0.50% per annum<br>– TL: 6-year term; RC: 5-year term<br>– 1% amortization per annum on TL<br>– 50% Excess Cash Flow Sweep<br>– 101 "soft call"<br>– Financial Covenants: Maximum Leverage Ratio and Minimum Fixed Charge Coverage Ratio, both to be defined<br>– Leverage less than 3.25x Consolidated Total Debt / Consolidated EBITDA prior to close<br>– No flex language provided<br>– No OID or commitment fee provided for Senior Credit Facilities<br>• Commitment letter expires on December 12, 2012 at 5:00pm if not executed and accepted loan commitments expire on April 5, 2013, although both dates likely are placeholders that the lenders will have flexibility on |
| **$200 Million Senior Unsecured Bridge Facility** | • Bridge loan backstopping Senior Unsecured Notes offering<br>• Notes will be marketed in high yield market to avoid bridge loan "take down"<br>• Pricing and related "step-ups" on market<br>– L + 925 bps if B2/B corporate ratings achieved; L + 1,000 bps if not; 1.25% LIBOR floor<br>– 50 bps pricing increase each quarter<br>– Total pricing cap of 13% (B2/B) or 13.75% (below B2/B)<br>– 1-year maturity<br>• Customary Exchange Notes provisions (priced at total pricing cap described above) |
| **$150 Million Junior Holdco Facility** | • Replaces traditional common or preferred equity as originally contemplated<br>• Significantly increases total pro forma leverage to 4.2x from 3.4x<br>• Defies current market convention of minimum equity threshold of greater than or equal to 30% for go-private transactions<br>– Pro forma 24% if Holdco Facility included as equity; 7% if Holdco Facility excluded<br>• May impact pricing of Senior Credit Facilities and Senior Unsecured Notes during syndication<br>• May impact ability to increase offer<br>• Speculative security with significant execution risk |

45